SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                        August 4, 2004 (August 4, 2004)


                             M & F Worldwide Corp.
             (Exact name of Registrant as specified in its charter)

         Delaware                   001-13780              02-0423416
    (State or other          (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                          Identification No.)

35 East 62nd Street
New York, New York                                      10021
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (212) 572-8600


                                      N/A
                (Former name or former address, if changed since
                                 last report.)


Item 12.          Results of Operations and Financial Condition.

         The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

         On August 4, 2004, M & F Worldwide Corp. issued a press release announcing its results for the second quarter ended June 30, 2004. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             M & F WORLDWIDE CORP.



Date:  August 4, 2004                   By:   /s/ Barry F. Schwartz, Esq.
                                              -------------------------------
                                              Name: Barry F. Schwartz, Esq.
                                              Title: Executive Vice President
                                                     and General Counsel





                                 EXHIBIT INDEX

   EXHIBIT NO.      DOCUMENT

       99.1         Press Release, dated August 4, 2004

                                                              EXHIBIT 99.1

                                                      Contact:  Mark Baker

                                                            (212)-484-7780

                          M & F WORLDWIDE CORPORATION

             REPORTS INCOME FOR 2004 SECOND QUARTER AND SIX MONTHS

NEW YORK, NY - AUGUST 4, 2004 - M & F Worldwide Corp. (NYSE: MFW - News), today reported results for the second quarter and six months ended June 30, 2004.

Revenues for the second quarter were $24.3 million as compared to $25.5 million in the prior year quarter. The Company's revenues were lower in the 2004 quarter primarily due to decreased domestic sales to the tobacco industry worldwide resulting from timing of orders, some of our customers' inventory reductions and production shifts to overseas facilities on the part of several large customers and lower sales to the Company's other non-tobacco customers. The decreases were partially offset by increased foreign revenues, which were helped by a favorable exchange translation effect on its Euro sales. Net income was $4.9 million for the 2004 quarter compared to $5.1 million for the 2003 quarter. The decrease in net income in the 2004 period was due to the decline in sales partially offset by lower cost of sales due to a favorable mix of products sold and lower interest expense. Basic earnings per common share were $0.27 in the 2004 quarter and $0.28 per common share in the 2003 quarter. Diluted earnings per common share were $0.25 in the 2004 quarter and $0.27 per common share in the 2003 quarter.

Revenues for the six months ended June 30, 2004 were $50.0 million as compared to $50.4 million in the 2003 six month period. The Company's revenues were lower in 2004 due to decreased domestic sales to the United States tobacco industry partially offset by increased domestic sales to international tobacco customers. The decline was caused principally by some of our customers' inventory reductions and shifting of production to overseas facilities on the part of several large customers. Non-tobacco revenues remained stable in the 2004 period compared to the 2003 period and foreign sales increased mainly due to a favorable exchange translation effect on its Euro sales. Net income was $10.2 million for the 2004 period compared to $9.5 million for the 2003 period. The increase in net income in the 2004 period despite the decrease in sales was due to lower cost of sales due to a favorable mix of products sold and lower interest expense. Basic earnings per common share were $0.55 in the 2004 period and $0.53 in the 2003 period. Diluted earnings per common share were $0.51 in both the 2004 and 2003 periods.

M & F Worldwide is the world's largest producer of licorice extract.

This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional governmental regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

          M & F Worldwide Corp. and Subsidiaries

             Consolidated Statements of Income
           (in millions, except per share data)


                                                       Three Months Ended          Six Months Ended
                                                            June 30,                   June 30,
                                                     -----------------------    -----------------------
                                                       2004         2003          2004         2003
                                                     ----------   ----------    ----------   ----------
 Net revenues                                           $ 24.3       $ 25.5        $ 50.0       $ 50.4

 Cost of revenues                                         11.1         12.0          23.5         24.6
                                                     ----------   ----------    ----------   ----------

 Gross profit                                             13.2         13.5          26.5         25.8

 Selling, general and administrative expenses              4.8          4.8           9.3          9.1
                                                     ----------   ----------    ----------   ----------
 Operating income                                          8.4          8.7          17.2         16.7

 Interest income                                           0.3          0.3           0.5          0.6

 Interest expense                                        (0.4)        (0.7)         (0.9)        (1.6)
                                                     ----------   ----------    ----------   ----------

 Income before income taxes                                8.3          8.3          16.8         15.7

 Provision for income taxes                              (3.4)        (3.2)         (6.6)        (6.2)
                                                     ----------   ----------    ----------   ----------


 Net income                                             $  4.9       $  5.1        $ 10.2       $  9.5
                                                     ==========   ==========    ==========   ==========



 Earnings per common share:
             Basic                                      $ 0.27       $ 0.28        $ 0.55       $ 0.53
                                                     ==========   ==========    ==========   ==========

             Diluted                                    $ 0.25       $ 0.27        $ 0.51       $ 0.51
                                                     ==========   ==========    ==========   ==========